Exhibit 10.1
SIXTH AMENDMENT TO
MASTER REPURCHASE AGREEMENT
THIS SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of February 20, 2025 (this “Amendment”), is entered into by and among (i) PARLEX 3A USD IE ISSUER DESIGNATED ACTIVITY COMPANY (including any successor thereto, “US Purchaser”), PARLEX 3A GBP IE ISSUER DESIGNATED ACTIVITY COMPANY (including any successor thereto, “UK Purchaser”), PARLEX 3A EUR IE ISSUER DESIGNATED ACTIVITY COMPANY (including any successor thereto, “EUR Purchaser”), PARLEX 3A SEK IE ISSUER DESIGNATED ACTIVITY COMPANY (including any successor thereto, “SEK Purchaser”), PERPETUAL CORPORATE TRUST LIMITED AS TRUSTEE OF THE PARLEX 2022-1 ISSUER TRUST (including any successor thereto, “AUS Purchaser” and together with US Purchaser, UK Purchaser, EUR Purchaser and SEK Purchaser, each an “Existing Purchaser” and collectively, “Existing Purchasers”), PARLEX 3A CAD IE ISSUER DESIGNATED ACTIVITY COMPANY (including any successor thereto, “Additional Purchaser” and together with Existing Purchasers, each a “Purchaser” and, collectively, “Purchasers”), (ii) PARLEX 3A FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (including any successor thereto in accordance with the Repurchase Agent Agreement, “Repurchase Agent”), (iii) BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successor thereto in accordance with the Realisation Agent Agreement, “Realisation Agent”) and (iv) PARLEX 3A FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“US Seller”), PARLEX 3A UK FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“UK Seller”), PARLEX 3A EUR FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“EUR Seller”), PARLEX 3A SEK FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“SEK Seller”), SILVER FIN SUB TC PTY LTD, acting in its personal capacity and as trustee for the Silver Fin Sub Trust, an Australian proprietary company (“AUS Seller”), GLOSS FINCO 1, LLC, a limited liability company organized under the laws of Delaware (“Gloss Seller” and, together with US Seller, UK Seller, EUR Seller, SEK Seller and AUS Seller, each an “Existing Seller” and collectively, “Existing Sellers”) and PARLEX 3A CAD FINCO, LLC, a limited liability company organized under the laws of the State of Delaware (“Additional Seller” and, together with Existing Sellers, each a “Seller” and, collectively, “Sellers”). Capitalized terms used and not otherwise defined herein shall have the meanings given in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Existing Purchasers, Repurchase Agent, Realisation Agent and Existing Sellers are parties to that certain Master Repurchase Agreement, dated as of May 31, 2022, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of August 22, 2022, as further amended by that certain Second Amendment to Master Repurchase Agreement, dated as of December 23, 2022, as further amended by that certain Third Amendment to Master Repurchase Agreement, dated as of May 31, 2023, as further amended by that certain Fourth Amendment to Master Repurchase Agreement, dated as of November 22, 2023, and as further amended by that certain Fifth Amendment to Master Repurchase Agreement, dated as of April 10, 2024 (the “Existing Repurchase Agreement” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”); and
WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement and to admit Additional Seller and Additional Purchaser to the Existing Repurchase Agreement and the other Transaction Documents.
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
JOINDER OF ADDITIONAL SELLER
Effective as of the date hereof, Additional Seller is, and shall be deemed to be, a “Seller” under the Repurchase Agreement and each of the other Transaction Documents to which a Seller is a party (including, without limitation, the Fee Letter) with all of the rights of a “Seller” thereunder, and from the date hereof and so long as the Repurchase Obligations (other than obligations under the Transaction Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Repurchase Agreement or such other Transaction Document, as the case may be) remain outstanding, Additional Seller hereby assumes the obligations of a “Seller” under, and Additional Seller shall perform, comply with and be subject to and bound by each of the terms, covenants and conditions of the Repurchase Agreement and each of the other Transaction Documents which are stated to apply to or are made by a Seller (including, without limitation, the Fee Letter) until the termination of the Repurchase Agreement and each of the other Transaction Documents, and thereafter such terms, covenants and conditions that by their express terms survive termination of the Repurchase Agreement and each of the other Transaction Documents. Sellers and Purchaser hereby agree that all references to Seller in the Repurchase Agreement and each of the other Transaction Documents shall include Additional Seller. Without limiting the generality of the foregoing, Additional Seller hereby represents and warrants that (i) each of the representations and warranties of a Seller set forth in the Repurchase Agreement are true and correct as to Additional Seller on and as of the date hereof and (ii) Additional Seller has received true and correct copies of the Repurchase Agreement and each of the other Transaction Documents as in effect on the date hereof.
ARTICLE 2
JOINDER OF ADDITIONAL PURCHASER
Effective as of the date hereof, Additional Purchaser is, and shall be deemed to be, a “Purchaser” under the Repurchase Agreement and each of the other Transaction Documents to which a Purchaser is a party with all of the rights of a “Purchaser” thereunder, and from the date hereof and so long as the Repurchase Obligations (other than obligations under the Transaction Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Repurchase Agreement or such other Transaction Document, as the case may be) remain outstanding, Additional Purchaser hereby assumes the obligations of a “Purchaser” under, and Additional Purchaser shall perform, comply with and be subject to and bound by each of the terms, covenants and conditions of the Repurchase Agreement and each of the other Transaction Documents which are stated to apply to or are made by a Purchaser until the termination of the Repurchase Agreement and each of the other Transaction Documents, and thereafter such terms, covenants and conditions that by their express terms survive termination of the Repurchase Agreement and each of the other Transaction Documents. Sellers and Purchasers hereby agree that all references to Purchaser in the Repurchase Agreement and each of the other Transaction Documents shall include Additional Purchaser. Without limiting the generality of the foregoing, Additional Purchaser hereby represents and warrants that Additional Purchaser has received true and correct copies of the Repurchase Agreement and each of the other Transaction Documents as in effect on the date hereof.
ARTICLE 3
OTHER AMENDMENTS TO THE REPURCHASE AGREEMENT
(a)Article 2 of the Existing Repurchase Agreement is hereby amended by either adding the following defined terms in the appropriate alphabetical order, or, if the corresponding defined term already exists therein, amending and restating such defined term in its entirety as follows:
“Account Control Agreement” shall mean individually or collectively, as the context may require, (i) that certain Account Control Agreement, dated on or about the Closing Date, among Purchaser, Repurchase Agent, Realisation Agent, US Seller and Account Bank relating to the US Collection Account, (ii) that certain Account Control Agreement, dated on or about the Closing Date, among Purchaser, Repurchase Agent, Realisation Agent, UK Seller and Account Bank relating to the UK Collection Account, (iii) that certain Account Control Agreement, dated on or about the Closing Date, among Purchaser, Repurchase Agent, Realisation Agent, EUR Seller and Account Bank relating to the EUR Collection Account, (iv) that certain Account Control Agreement, dated on or about the Closing Date, among Purchaser, Repurchase Agent, Realisation Agent, SEK Seller, Servicer and Account Bank relating to the SEK Collection Account, (v) that certain Account Control Agreement, dated on or about the Closing Date among Purchaser, Repurchase Agent, Realisation Agent, AUS Seller, Servicer and Account Bank relating to the AUS Collection Account (vi) that certain Account Control Agreement, dated on or about February 11, 2025 among Purchaser, Repurchase Agent, Realisation Agent, CAD Seller, Servicer and Account Bank relating to the CAD Collection Account and (vii) any account control or similar agreement entered into with respect to any other Collection Account, in each case, as such agreements may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Applicable Currency” shall mean U.S. Dollars, Pounds Sterling, Euros, Swedish Krona, Australian Dollars, Canadian Dollars or such other currency permitted by Realisation Agent, in its sole and absolute discretion, as applicable.
“CAD Collection Account” shall mean a segregated interest bearing deposit account denominated in Canadian Dollars.
“CAD Pledgor” shall mean 345-30 Partners, LLC, a Delaware limited liability company.
“CAD Purchaser” shall mean PARLEX 3A CAD IE Issuer Designated Activity Company, a designated activity company organized under the laws of Ireland.
“CAD Seller” shall mean PARLEX 3A CAD Finco, LLC, a Delaware limited liability company.
“CAD Transaction” shall mean any Transaction for which the Applicable Currency is Canadian Dollars.
“Canadian Dollar” and “$CAD” shall mean the lawful currency for the time being of Canada.
“Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Repurchase Agent, Realisation Agent, US Seller, UK Seller, EUR Seller, SEK Seller, AUS Seller, Gloss Seller, CAD Seller and Purchasers, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Foreign Purchased Asset (CAD)” shall mean a Foreign Purchased Asset denominated in Canadian Dollars.
“Foreign Purchased Asset Collection Account” shall mean individually or collectively, as the context may require, (i) the UK Collection Account, (ii) the EUR Collection Account, (iii) the SEK Collection Account, (iv) the AUS Collection Account, (v) the CAD Collection Account and (vi) any other deposit account entered into with respect to any Foreign Purchased Asset in accordance with Article 3(b)(iv)(D).
“Pledgor” shall mean shall mean, collectively or individually, as the context may require, US Pledgor, UK Pledgor, EUR Pledgor, SEK Pledgor, AUS Pledgor and CAD Pledgor.
“Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of, with respect to any Transaction for which the Applicable Currency is (i) U.S. Dollars, Euros or Swedish Krona, a 360-day year, (ii)

Pound Sterling, Australian Dollars or Canadian Dollars, a 365-day year, and (iii) otherwise, as set forth in the related Confirmation and, in each case, the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on the date of determination or the last day of the Pricing Rate Period ending immediately prior to such date, as applicable (in each case, reduced by any amount of such Purchase Price Differential previously paid by the related Seller to the related Purchaser with respect to such Purchased Asset). Purchase Price Differential shall be payable in the Applicable Currency of the Purchase Price of the applicable Purchased Asset.
“Remittance Date” shall mean (i) for any U.S. Purchased Assets and any Foreign Purchased Asset (CAD), the seventeenth (17th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day and (ii) for any Foreign Purchased Asset (other than Foreign Purchased Asset (CAD)), February 27, May 27, August 27 and November 27, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day.
“Sanctions” shall mean, collectively, any sanctions administered or enforced by the U.S. Treasury Department Office of Foreign Asset Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom, Australia, Canada or any other relevant sanctions authority of any jurisdiction in which any Seller Party is located or does business.
“Servicing Agreement” shall mean (i) that certain Servicing Agreement, dated on or about the Closing Date, by and among Servicer, Realisation Agent, US Seller and US Purchaser, (ii) that certain Servicing Agreement, dated on or about the Closing Date, by and among Servicer, Realisation Agent, UK Seller and UK Purchaser, (iii) that certain Servicing Agreement, dated on or about the Closing Date, by and among Servicer, Realisation Agent, EUR Seller and EUR Purchaser, (iv) that certain Servicing Agreement, dated on or about the Closing Date, by and among Servicer, Realisation Agent, SEK Seller and SEK Purchaser, (v) that certain Servicing Agreement, dated on or about the Closing Date, by and among Servicer, Realisation Agent, AUS Seller and AUS Purchaser (vi) that certain Servicing Agreement, dated on or about February 11, 2025, by and among Servicer, Realisation Agent, CAD Seller and CAD Purchaser and (vii) any other servicing agreement, in form and substance acceptable to the applicable Purchaser in its sole and absolute discretion, entered into by any Seller, any Servicer and any Purchaser, in each case, as the same may be amended, modified and/or restated from time to time, and/or any replacement servicing agreement reasonably acceptable to such Purchaser.

“Term CORRA” shall mean the monthly Canadian Overnight Repo Rate Average administered and published by Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
(b)Section (iii) of the definition of “Eligibility Criteria” set forth in Article 2 of the Existing Repurchase Agreement is hereby amended and restated as follows:
(iii)    accrues interest at a floating rate based on, (A) with respect to a U.S. Purchased Asset, Term SOFR or the SOFR Average, (B) with respect to a Foreign Purchased Asset (GBP), the Daily Non-Cumulative Compounded RFR Rate or such other daily rate specified in the relevant Confirmation, (C) with respect to a Foreign Purchased Asset (EUR), EURIBOR, (D) with respect to a Foreign Purchased Asset (SEK), STIBOR, (F) with respect to a Foreign Purchased Asset (AUS), the BBSY Rate or (G) with respect to a Foreign Purchased Asset (CAD), Term CORRA (or, in each case, if applicable, an alternative floating rate index);
(c)Article 3(b)(i)(Q) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(Q)     a power of attorney from US Seller and Gloss Seller substantially in the form of Exhibit IV-A hereto, a power of attorney from UK Seller substantially in the form of Exhibit IV-B hereto, a power of attorney from EUR Seller substantially in the form of Exhibit IV-C hereto, a power of attorney from SEK Seller substantially in the form of Exhibit IV-D hereto, a power of attorney from AUS Seller substantially in the form of Exhibit IV-E hereto, a power of attorney from CAD Seller substantially in the form of Exhibit IV-F hereto, in each case, duly completed and executed, provided that none of any Purchaser, Repurchase Agent or Realisation Agent shall utilize any such power of attorney unless a monetary Default, material non-monetary Default or an Event of Default has occurred and is continuing;
(d)Article 5(c) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(c)    On or before the Closing Date, Sellers (other than Gloss Seller) shall establish (i) a segregated interest bearing deposit account denominated in U.S. Dollars (the “US Collection Account”) in the name of US Seller for the benefit of Purchasers at Account Bank, (ii) a segregated interest bearing deposit account denominated in Pounds Sterling (the “UK Collection Account”) in the name of UK Seller for the benefit of Purchasers at Account Bank and (iii) a segregated interest bearing deposit account denominated in Euros (the “EUR Collection Account”), (iv) a segregated interest bearing deposit account denominated in Swedish Krona (the “SEK Collection Account”) in the name of (or on behalf of) SEK Seller for the benefit of Purchasers at Account Bank and (v) a segregated interest bearing deposit account denominated in Australian Dollars (the “AUS Collection Account”). On or about

February 11, 2025, CAD Seller shall establish a segregated interest bearing deposit account denominated in Canadian Dollars (the “CAD Collection Account”, together with the US Collection Account, the UK Collection Account, the EUR Collection Account, the SEK Collection Account, the AUS Collection Account and any other Foreign Purchased Asset Collection Account, the “Collection Accounts”) in the name of (or on behalf of) CAD Seller for the benefit of Purchasers at Account Bank. Each Collection Account shall be subject to the Account Control Agreement in favor of Purchasers.
(e)Article 10(w) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(w)    Representations and Warranties Regarding the Purchased Assets. Each of the representations and warranties made in respect of the Purchased Assets pursuant to (i) in the case of a U.S. Purchased Asset, Exhibit V-A, (ii) in the case of a Foreign Purchased Asset (GBP), Exhibit V-B, (iii) in the case of a Foreign Purchased Asset (EUR), Exhibit V-C, (iv) in the case of a Foreign Purchased Asset (SEK), Exhibit V-D, (v) in the case of a Foreign Purchased Asset (AUS), Exhibit V-E, (vi) in the case of a Repack Security, Exhibit V-F, (vii) in the case of a Foreign Purchased Asset (CAD), Exhibit V-G or (viii) in the case of any other Foreign Purchased Asset, a schedule to the related Confirmation, are true, complete and correct in all material respects (in each case other than any Due Diligence Representation and as disclosed in a Requested Exceptions Report approved in accordance with the terms hereof).
(f)The Existing Repurchase Agreement is hereby amended by adding the following wire instructions to Annex I thereto:
Payments to CAD Seller:
Bank Name:     Bank of America, N.A., Canada Branch
Account Name:    Ambassador CAD Holdings LLC
Account Number:     51936203
Financial Institution Code:    241
Transit/Branch #:    56792
SWIFT Code:     BOFACATTXXX
(g)The Existing Repurchase Agreement is hereby amended by adding the following to Annex II thereto:
CAD CIFA Account. In connection with any such payments to be made to a Common Issuer Facility Agent in Canadian Dollars:
Bank Name:     U.S. Bank
Intermediary SWIFT:     ROYCCAT2
Correspondent SWIFT:    DEUTGB2L
Beneficiary SWIFT:    USBKIE22
Beneficiary Account:     U.S. Bank Europe DAC

IBAN:    GB84DEUT40508128177587
Reference:    84709301 Parlex 3A Facility Agent Limited
CAD
(h)For purposes of Exhibit I to the Existing Repurchase Agreement, the notice information set forth for Existing Sellers shall also apply to Additional Seller.
(i)For purposes of Exhibit III to the Existing Repurchase Agreement, the notice Authorized Representatives of Existing Sellers shall also be Authorized Representatives of Additional Seller.
(j)The Existing Repurchase Agreement is hereby amended by adding Exhibit IV-F hereto immediately following Exhibit IV-E thereto.
(k)The Existing Repurchase Agreement is hereby amended by adding Exhibit V-G hereto immediately following Exhibit V-G thereto.
ARTICLE 4
REPRESENTATIONS
Each Seller represents and warrants to Purchasers, Repurchase Agent and Realisation Agent, as of the date of this Amendment, as follows
(a)No Material Adverse Effect, Margin Deficit Event, Default or Event of Default has occurred and is continuing;
(b)excluding any Due Diligence Representations and as disclosed in a Requested Exceptions Report approved in accordance with the terms of the Repurchase Agreement, all representations and warranties made by it in the Transaction Documents are true, correct and complete on and as of the date of this Amendment;
(c)it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution and delivery;
(d)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(e)the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(f)this Amendment has been duly executed and delivered by it; and
(g)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity.
ARTICLE 5

EXPENSES
Sellers shall pay on demand all of Purchaser’s, Repurchase Agent’s and Realisation Agent’s out-of-pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
ARTICLE 6
GOVERNING LAW
THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 7
MISCELLANEOUS
(a)Except as expressly amended or modified hereby, the Repurchase Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed. All references to the Repurchase Agreement shall be deemed to mean the Repurchase Agreement as modified by this Amendment.
(b)This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.
(c)The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(d)This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.
(e)Article 40 (Perpetual Creditor Limitation of Liability) of the Existing Repurchase Agreement applies to this Amendment as if set out in full in this Amendment and as if references in that Article to “this Agreement” were to “this Amendment”.
(f)This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(g)This Amendment and the Repurchase Agreement, as amended and modified hereby, is a single Transaction Document and shall be construed in accordance with the terms and provisions of the Repurchase Agreement.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as a deed as of the day first written above.
BARCLAYS BANK PLC, as Realisation Agent, for and on behalf of:
PARLEX 3A USD IE ISSUER DESIGNATED ACTIVITY COMPANY,
PARLEX 3A GBP IE ISSUER DESIGNATED ACTIVITY COMPANY,
PARLEX 3A EUR IE ISSUER DESIGNATED ACTIVITY COMPANY,
PARLEX 3A SEK IE ISSUER DESIGNATED ACTIVITY COMPANY,
PARLEX 3A CAD IE ISSUER DESIGNATED ACTIVITY COMPANY
By:     /s/ Sarwesh Paradkar
Name: Sarwesh Paradkar
Title: Director
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
[Barclays–BXMT – Sixth Amendment to Master Repurchase Agreement]

BARCLAYS BANK PLC, as Realisation Agent, for and on behalf of:
PERPETUAL CORPORATE TRUST LIMITED (ABN 99 000 341 533) in its capacity as trustee of the PARLEX 2022-1 ISSUER TRUST
By:     /s/ Sarwesh Paradkar
Name: Sarwesh Paradkar
Title: Director
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Barclays–BXMT – Sixth Amendment to Master Repurchase Agreement]

PARLEX 3A FINCO, LLC, as Repurchase Agent
By:     /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Barclays–BXMT – Sixth Amendment to Master Repurchase Agreement]

BARCLAYS BANK PLC, as Realisation Agent
By:     /s/ Sarwesh Paradkar
Name: Sarwesh Paradkar
Title: Director
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Barclays–BXMT – Sixth Amendment to Master Repurchase Agreement]

PARLEX 3A FINCO, LLC, as US Seller
By:     /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory
PARLEX 3A UK FINCO, LLC, as UK Seller
By:     /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory
PARLEX 3A EUR FINCO, LLC, as EUR Seller
By:     /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory
PARLEX 3A SEK FINCO, LLC, as SEK Seller
By:     /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory
GLOSS FINCO 1, LLC, as Gloss Seller
By:     /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
[Barclays–BXMT – Sixth Amendment to Master Repurchase Agreement]

PARLEX 3A CAD FINCO, LLC, as Additional Seller
By:     /s/ Ana Gonzalez-Iglesias
Name: Ana Gonzalez-Iglesias
Title: Authorized Signatory
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Barclays–BXMT – Sixth Amendment to Master Repurchase Agreement]

Signed, sealed and delivered by Silver Fin Sub TC Pty Ltd in its personal capacity and as trustee for Silver Fin Sub Trust in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Issa Chehab	/s/ Craig Newman
Signature of director	Signature of company secretary/director [delete position as appropriate]
Issa Chehab	Craig Newman
Full name of director who states that they are a director of Silver Fin Sub TC Pty Ltd	Full name of company secretary/director [delete position as appropriate] who states that they are a company secretary/director [delete position as appropriate] of Silver Fin Sub TC Pty Ltd

[Signature Page to Sixth Amendment to Master Repurchase Agreement - BXMT/Barclays - StorageMart]

EXHIBIT IV-F
FORM OF POWER OF ATTORNEY (FOR FOREIGN PURCHASED ASSETS (CAD))

POWER OF ATTORNEY (FOREIGN PURCHASED ASSETS (CAD))
THIS POWER OF ATTORNEY is made and given on February 20, 2025, by Parlex 3A CAD Finco, LLC, a Delaware limited liability company whose registered office is at c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor New York, New York 10154 (“Seller”) in favor of (i) Parlex 3A CAD IE Issuer Designated Activity Company, whose registered office is at 3rd Floor, Kilmore House, Park Lane, Spencer Dock, Dublin 1, Dublin, Ireland, D01 YE64 (“Purchaser”), (ii) Parlex 3A Finco, LLC, a Delaware limited liability company which has its registered office at c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor New York, New York 10154 (“Repurchase Agent”) and (iii) Barclays Bank PLC, a public limited company organized under the laws of England and Wales which has its registered office at 745 7th Avenue, New York, New York 10019 (together with Purchaser and Repurchase Agent, individually and collectively, as the context may require, “Attorney”), for the purposes and on the terms hereinafter set forth.
(A) By a Master Repurchase Agreement, dated as of May 31, 2022 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), Seller agreed to sell, and Purchaser agreed to purchase, the Purchased Assets on terms requiring Seller to repurchase the same on the terms set out therein.
(B) In connection with the agreement of Purchaser to purchase the Purchased Assets, Seller has agreed to enter into these presents for the purposes hereinafter appearing.
NOW THIS DEED WITNESSETH and SELLER HEREBY APPOINTS Attorney to be its true and lawful attorney in the name of Seller or otherwise, for and on behalf of Seller to do any of the following acts, deeds and things or any of them:
(a)    amend, substitute pages (where applicable), complete, date and deliver to the facility agent for execution any Transfer Certificate executed by Seller,
(b)    take any action (including exercising voting and/or consent rights) with respect to any participation interest,
(c)    complete the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other UCC or other forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets,
(d)    enforce Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Repurchase Agreement,
(e)    to take such other steps as may be necessary or desirable to fully and effectively transfer Seller’s rights, title and interests in the Purchased Assets to Purchaser or to enforce Purchaser’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records or to enforce Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Repurchase Agreement.

Attorney shall have the power in writing under seal by an officer of Attorney from time to time to appoint a substitute (each, a “Substitute Attorney”) who shall have the power to act on behalf of Seller (whether concurrently with or independently of Attorney) as if that Substitute Attorney shall have been originally appointed as Attorney by this Deed and/or to revoke any such appointment at any time without assigning any reason therefor provided Attorney shall continue to be liable for the negligence, willful misconduct or bad faith of any such Substitute Attorney appointed by it.
SELLER DECLARES THAT:
This Power of Attorney shall be irrevocable and is given as security for the interests of Attorney under the Repurchase Agreement and will survive and not be affected by the subsequent bankruptcy or insolvency or dissolution of Seller.
Seller hereby agrees at all times hereafter to ratify and confirm whatever Attorney or any Substitute Attorney lawfully does or purports to do in the exercise of any power conferred by this Power of Attorney.
Words and expressions defined in the Repurchase Agreement shall have the same meanings in this Power of Attorney except so far as the context otherwise requires.
This Power of Attorney is governed by and shall be construed in accordance with English law.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this ____ day of __________, 2025.
PARLEX 3A CAD FINCO, LLC
By:    ______________________________
Name: Anthony F. Marone, Jr.
Title: Chief Financial Officer, Treasurer
     and Assistant Secretary

STATE OF ______________    )
COUNTY OF ____________    )
On ________, 20__, before me, _____________________, a Notary Public, personally appeared Douglas N. Armer, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the ______________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature _______________________________
(Seal)

[Barclays-BXMT – Power of Attorney (CAD Seller)]

EXHIBIT V-G
REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL PURCHASED ASSETS (FOR FOREIGN PURCHASED ASSETS (CAD))

EXHIBIT V-G

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED LOAN WHICH IS A FOREIGN PURCHASED ASSET (CAD)

1.Whole Loan; Ownership of Purchased Loans. Each Purchased Loan is a whole loan and not a participation interest in a Purchased Loan. At the time of the sale, transfer and assignment to Buyer, no Mortgage Note or Mortgage or any other applicable Purchased Loan Document was subject to any assignment, participation or pledge, and Seller had good title to, and was the sole legal and beneficial owner of, each Purchased Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Purchased Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Purchased Loan, and the assignment to Buyer constitutes a legal, valid and binding assignment of such Purchased Loan free and clear of any and all liens, pledges, charges, hypothecs or security interests of any nature encumbering such Purchased Loan.
2.Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Purchased Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Purchased Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Purchased Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Purchased Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Purchased Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Purchased Loan Documents.

3.Mortgage Provisions. The Purchased Loan Documents for each Purchased Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.
4.Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Purchased Loan File (a) the material terms of such Mortgage, Mortgage Note, Purchased Loan guaranty, and related Purchased Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from any of its material obligations under the Purchased Loan.
5.Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Mortgagee and assignment of any other applicable Purchased Loan Document, constitutes a legal, valid and binding assignment to the Mortgagee. Each related Mortgage and Assignment of Leases and applicable Purchased Loan Document is freely assignable or transferable without the consent of or any requirement to consult with or obtain authorization or consent from the related Mortgagor.
Each related Mortgage is a legal, valid and enforceable first lien or other first priority mortgage, charge, hypothec and security interest on the related Mortgagor’s fee (or if identified in the Due Diligence Package, leasehold) interest in the Mortgaged Property in the principal amount of such Purchased Loan or allocated loan amount (subject only to (i) Permitted Encumbrances (as defined below); (ii) the exceptions to paragraph 6 (“Permitted Liens; Title Insurance”) of this Exhibit VI –IV set forth in the related report delivered by Seller to Buyer of any exceptions to the representations and warranties set forth in this Exhibit VI-IV; and (iii) matters that have been disclosed by or on behalf of the applicable Seller to Buyer in writing prior to the Purchase Date as part of the Due Diligence Package (each such exception in the foregoing clauses (i) through (iii), a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Except as otherwise set forth in the Title Policy (as hereinafter defined) or that has been disclosed by or on behalf of the applicable Seller to Buyer in writing prior to the Purchase Date as part of the Due Diligence Package, such Mortgaged Property (subject to and excepting Permitted Encumbrances and Title Exceptions) as of origination was, and currently is, free and clear of any recorded mechanics’, construction or builders’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).
All actions have been taken and all filings, recordings and registrations have been made (or will have been submitted in proper form for filing, recording and/or registration within any applicable time limits prescribed by applicable Requirements of Law) in all public places necessary to perfect a valid first priority mortgage, charge, hypothec and security interest in the Mortgaged Property and the security created by such Mortgage.
6.Permitted Liens; Title Insurance. The Mortgaged Property securing a Purchased Loan is covered by a title insurance policy issued by a title insurer in the course of its business in Canada in a form approved for use in the applicable jurisdiction of Canada (or, if such policy is yet to be issued, by a commitment to insure or acknowledgement confirming that a policy will be issued, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Purchased Loan (or with respect to a Purchased Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the [first priority lien] of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; and (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; provided that none of which items (a) through (e), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). None of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. With respect to such Purchased Loan, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller, nor to Seller’s Actual Knowledge, any other holder of such Purchased Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.
7.Assignment of Leases and Rents. There exists as part of the related Purchased Loan File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) or other applicable comparable Purchased Loan Document. Subject to the Permitted Encumbrances and the Title Exceptions, as applicable, or to the extent disclosed by or on behalf of the applicable Seller to Buyer in writing prior to the Purchase Date as part of the Due Diligence Package, each related Assignment of Leases or other Purchased Loan Document creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases or Purchased Loan Document, as applicable, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Purchased Loan, a receiver or receiver-manager is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.
8.PPSA Filings / Required Filings. Seller has filed and/or recorded or caused to be filed and/or recorded PPSA financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Purchased Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Purchased Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of PPSA financing statements are required in order to effect such perfection.
9.Condition of Property. Seller or the originator of the Purchased Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Purchased Loan and within thirteen months of the Purchase Date.
An engineering report or property condition assessment and such other engineering, property and technical reports that are customarily prepared in connection with the origination of Foreign Purchased Loans (CAD) was prepared in connection with the origination of each Purchased Loan no more than thirteen months prior to the Purchase Date. To Seller’s Actual Knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, and except as disclosed on any engineering report or property condition assessment or other engineering, property and technical reports delivered to Buyer, as of the Purchase Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Purchased Loan.

10.Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Purchase Date have become delinquent in respect of each related Mortgaged Property, to Seller’s Actual Knowledge, have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
11.Condemnation. To Seller’s Actual Knowledge, as of the Purchase Date, Seller has not received written notice from any government agency or body of any proceeding pending or threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
12.Actions Concerning Purchased Loan. To Seller’s Actual Knowledge as of the Purchase Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, the Mortgage or any other Purchased Loan Document, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Purchased Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Purchased Loan Documents, (f) the current principal use of the Mortgaged Property or (g) title or ownership of Seller and/or Buyer of the Purchased Loan Documents and/or the rights, title and interests thereunder.
13.Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Purchased Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Purchased Loan Documents are being conveyed by Seller to Buyer or its servicer.
14.No Holdbacks. Except as for Purchased Loans identified to Buyer in connection with the subject transaction as having future advances, the principal amount of the Purchased Loan stated in the Due Diligence Package has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Purchased Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

15.Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Purchased Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively, the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the outstanding principal balance of the Purchased Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.
Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Purchased Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Purchased Loan on a single asset with a principal balance equal to or more than the then-current equivalent of $50 million based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Loan as of the date of determination, 18 months).
If any material part of the improvements located on a Mortgaged Property is located in a flood plain area designated by any applicable Governmental Authority or is otherwise identified as having special flood hazards, the related Mortgagor is required to maintain flood insurance with respect to such improvements and such coverage is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Purchased Loan or (ii) the value of the improvements on the related Mortgaged Property located in such flood plain or other flood hazard area.
The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than the then-current equivalents of $1 million per occurrence and $2 million in the aggregate based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Loan as of the date of determination.
The related Purchased Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Purchased Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Purchased Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section due and payable as of the Purchase Date have been paid, and such insurance policies name the Mortgagee under the Purchased Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of Buyer. Each related Purchased Loan obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require prior notice as provided in the Purchased Loan Documents to the lender of termination or cancellation (or such lesser period, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.
16.Access; Utilities; Separate Tax Lots. To Seller’s Actual Knowledge, based solely upon Seller’s review of the related Title Policy (if applicable) and current surveys obtained in connection with origination, each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels (if applicable) which do not include any property which is not part of the Mortgaged Property or, if applicable, is subject to an endorsement under the related Title Policy insuring the Mortgaged Property.
17.No Encroachments. To Seller’s Actual Knowledge based solely on current surveys and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Purchased Loan, or except as disclosed by or on behalf of the applicable Seller to Buyer in writing prior to the Purchase Date, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Purchased Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which encroachments insurance or endorsements were obtained under the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which encroachments insurance or endorsements were obtained under the Title Policy, and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which encroachments insurance or endorsements obtained with respect to the Title Policy.

18.No Contingent Interest or Equity Participation. No Purchased Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature.
19.Compliance with Usury Laws. To Seller’s Actual Knowledge, in reliance solely upon legal opinions delivered in connection with a Purchased Loan, the interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Purchased Loan complied as of the date of origination with, or was exempt from, applicable laws including provincial or federal laws, regulations and other requirements pertaining to usury.
20.Authorized to do Business. To the extent required under applicable law, as of the Purchase Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Purchased Loan by Buyer.
21.Local Law Compliance. To Seller’s Actual Knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy (if applicable), or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Purchased Loan as of the date of origination of such Purchased Loan and as of the Purchase Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy, or matters that have been described in the related Property Report, (ii) are adequately reserved for in accordance with the Purchased Loan Documents, or (iii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Purchased Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
22.Licenses and Permits. Each Mortgagor covenants in the Purchased Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s Actual Knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Purchased Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
23.Mortgage Releases. The terms of the related Mortgage or related Purchased Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage, (b) upon payment in full of such Purchased Loan, (c) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Purchased Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (d) as required pursuant to an order of condemnation or taking by a state or other jurisdiction or any political subdivision or authority thereof.
24.Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Purchased Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.
25.Acts of Terrorism Exclusion. With respect to each Purchased Loan over the then-current equivalent of $20 million based on the Spot Rate with respect to the Applicable Currency of such Purchased Loan as of the date of determination, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”) (or the equivalent term under the equivalent Requirements of Law under the relevant non-U.S. jurisdiction), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Purchased Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Purchased Loan, and, to Seller’s Actual Knowledge, do not, as of the Purchase Date, specifically exclude Acts of Terrorism, as defined in TRIA (or the equivalent term under the equivalent Requirements of Law under the relevant non-U.S. jurisdiction), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Purchased Loan, the related Purchased Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA (or the equivalent term under the equivalent Requirements of Law under the relevant non- U.S. jurisdiction), or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in the related report delivered by Seller to Buyer of any exceptions to the representations and warranties set forth in this Exhibit VI-IV; provided, that if TRIA (or the equivalent Requirements of Law under the relevant non-U.S. jurisdiction) or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Purchased Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Purchased Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).
26.Single-Purpose Entity. Except as otherwise disclosed in the Due Diligence Package, each Purchased Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Purchased Loan is outstanding. Both the Purchased Loan Documents and the organizational documents of the Mortgagor with respect to each Purchased Loan with an unpaid principal balance as of the Purchase Date in excess of the then-current equivalent of $5 million, based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Loan as of the date of determination, provide that the Mortgagor is a Single-Purpose Entity, and each Purchased Loan with an unpaid principal balance as of the Purchase Date of the then-current equivalent of $50 million or more, based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Loan as of the date of determination, has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Purchased Loan has an unpaid principal balance as of the Purchase Date equal to the then-current equivalent of $5 million, based on the Spot Rate with respect to the Applicable Currency of such Foreign Purchased Loan as of the date of determination, or less, its organizational documents or the related Purchased Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Purchased Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property.
27.Ground Leases. For purposes of this Exhibit VI-IV, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.
With respect to any Purchased Loan where the Purchased Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:
(a)    The Ground Lease has been duly recorded or registered or submitted for recordation or registration in a form that is acceptable for recording or registration in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)    The lessor under such Ground Lease has agreed in a writing included in the related Purchased Loan File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;
(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Purchased Loan, or 10 years past the stated maturity if such Purchased Loan fully amortizes by the stated maturity (or with respect to a Purchased Loan that accrues on an actual 360 basis, substantially amortizes);
(d)    The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)    The Ground Lease does not place, in Seller’s reasonable judgment and to Seller’s Actual Knowledge, commercially unreasonably restrictions on the identity of the Mortgagee and, upon foreclosing on the Mortgage, the Ground Lease is assignable to the holder of the Purchased Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with such Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Purchased Loan and its successors and assigns without the consent of the lessor;
(f)    Seller has not received any written notice of material default or forfeiture under or notice of termination of such Ground Lease. To Seller’s Actual Knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease, or would lead to a forfeiture of such Ground Lease, and to Seller’s Actual Knowledge, such Ground Lease is in full force and effect as of the Purchase Date;
(g)    The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed, in Seller’s reasonable judgment, as commercially unreasonable by a Seller in connection with loans originated for securitization;
(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Purchased Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Purchased Loan, together with any accrued interest;
(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Purchased Loan, together with any accrued interest; and
(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in an Act of Insolvency.
28.Servicing. The servicing and collection practices used by Seller with respect to the Purchased Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans.
29.Origination and Underwriting. The origination practices of Seller (or to Seller’s Actual Knowledge the related originator if Seller was not the originator) with respect to each Purchased Loan have been, in all material respects, in material compliance with applicable law and as of the date of its origination, such Purchased Loan and to the extent originated by Seller or its Affiliates or, if originated by another Person, to Seller’s Actual Knowledge, the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, provincial or local law relating to the origination of such Purchased Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, provincial or local law otherwise covered in this Exhibit VI-IV.
30.No Material Default; Payment Record. As of the Purchase Date and the date of the transfer of any Margin Excess to Seller, no Purchased Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no Purchased Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments. As of the Purchase Date and the date of the transfer of any Margin Excess to Seller, to Seller’s Actual Knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Purchased Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Purchased Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Exhibit VI-IV (including, but not limited to, the prior sentence). No person other than the holder of such Purchased Loan may declare any event of default under the Purchased Loan or accelerate any indebtedness under the Purchased Loan Documents.
31.Bankruptcy. To Seller’s Actual Knowledge as of the Purchase Date and the date of the transfer of any Margin Excess to Seller, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in a state or federal Act of Insolvency or in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium, administration, examinership or similar proceeding.
32.Organization of Mortgagor. Based solely upon Seller’s reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Purchased Loan, the related Mortgagor is an entity organized under the federal or provincial laws of Canada.
33.Environmental Conditions. There is no material and adverse environmental condition or circumstance affecting the related Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the related Mortgaged Property. Neither Seller nor the underlying obligor on such Senior Loan has taken any actions which would cause the related Mortgaged Property not to be in material compliance with all applicable Environmental Laws. The related Purchased Loan Documents require the borrower to materially comply with all Environmental Laws. Each mortgagor has agreed to either indemnify the mortgagee for any losses resulting from any material, adverse environmental condition (to the extent such condition is not caused by Seller, or from any failure of the mortgagor to abide by such Environmental Laws) or has provided environmental insurance.

34.Appraisal. The Purchased Loan File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Purchased Loan origination date, and within 12 months of the Purchase Date. The appraisal is signed by an appraiser who (i) is a member in good standing with the Appraisal Institute Canada holding an Accredited Appraiser Canadian Institute (“AACI”) designation and an Appraisal Institute (“MAI”) designation, and (ii), to Seller’s Actual Knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Purchased Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Canadian Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Institute of Canada.
35.Due Diligence Package. To Seller’s Actual Knowledge, the information pertaining to each Purchased Loan which is set forth in the Due Diligence Package is true and correct in all material respects as of the Purchase Date.
36.Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Purchased Loan Documents, and, to Seller’s Actual Knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Purchased Loan (other than as contemplated by the Purchased Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Purchased Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Purchased Loan, other than contributions made on or prior to the date hereof.
37.Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) with respect to the origination of the Purchased Loan, the failure to comply with which would have a material adverse effect on the Purchased Loan.
38.Transferability: Other than consents and approvals obtained or granted pursuant to the related Mortgage and/or Purchased Loan Documents, no consent or approval by any Person is required in connection with (a) Seller’s sale and/or Buyer’s acquisition of such Purchased Loan, (b) Buyer’s exercise of any rights or remedies in respect of such Purchased Loan (except with respect to compliance with any applicable Requirement of Law in connection with the exercise of any rights or remedies by Buyer) or (c) Buyer’s sale, pledge or other disposition of such Purchased Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.
39.Condition of the Mortgaged Property: (a) Seller has not received notice of any pending or, to Seller’s Actual Knowledge, threatened steps to affect the compulsory purchase of all or any material portion of the Mortgaged Property and (b) to Seller’s Actual Knowledge (based on valuations obtained in connection with the origination of a Purchased Loan) as of the date of the origination of such Purchased Loan, no such valuation disclosed any matter or thing that would materially and adversely affect the value or marketability of the Mortgaged Property.
40.Title: If no Title Policy is obtained by Seller, then Seller obtained from its lawyer or other approved party an opinion on title which discloses only liens and/or Encumbrances that are Title Exceptions.
41.Provisions of Purchased Loan Documents: (a) to Seller’s Actual Knowledge, the representations and warranties in the applicable Purchased Loan Documents are true and correct in all material respects and (b) the applicable Purchased Loan Documents require the Mortgagor to provide Seller with (A) annual audited accounts of the Mortgagor in respect of the Purchased Loans, (ii) semi-annual unaudited management accounts of the Mortgagor in respect of the Purchased Loans, (iii) annual valuations for the Mortgaged Property comprising real estate, (iv) quarterly rent rolls and quarterly forecast of expenses for the Mortgaged Property.
42.Advancement of Funds: Seller has not advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Purchased Loan.
43.Cross-Collaterialization; Cross-Default: The Purchased Loan is not cross-collateralized or cross-defaulted with any other loan or security.
44.Acceleration: The applicable Purchased Loan Documents contain provisions for the acceleration of the payment of the unpaid principal balance of the Purchased Loan if (a) there is a disposal of the Mortgaged Property or the Mortgagor, or (b) any security interests are created over the Mortgaged Property or the Mortgagor in contravention of the Purchased Loan Documents.
45.Approval Rights: Pursuant to the terms of the applicable Purchased Loan Documents: (a) no material terms of the Mortgage may be waived, cancelled, subordinated or modified in any material respect and no material portion of the Mortgage or the Mortgaged Property may be released without the consent of the holder of the Purchased Loan, except to the extent such release is permitted under the terms of the applicable Purchased Loan Documents; (b) no material action affecting the value of the Mortgaged Property may be taken by the owner of the Mortgaged Property with respect to the Mortgaged Property without the consent of the holder of the applicable Purchased Loan Documents; and (c) the consent of the holder of the applicable Purchased Loan Documents is required prior to the owner of the Mortgaged Property incurring any additional indebtedness in each case, subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the Mortgaged Property in the jurisdiction in which the Mortgaged Property is located.
46.Reserves: All reserves, funds, escrows and deposits required pursuant to the Purchased Loan Documents for a Purchased Loan have been so funded and deposited, are in the possession, or under the control, of an agent of trustee for the holder of the Purchased Loan and, to Seller’s Actual Knowledge, there are no deficiencies in connection therewith.
47.No Fraud: No fraudulent acts were committed by Seller in connection with its acquisition or origination of the Purchased Loan nor, to Seller's Actual Knowledge, were any fraudulent acts committed by any person in connection with the origination of the Purchased Loan.

48.No Equity Participation; No Contingent Interest: No Purchased Loan (a) contains an equity participation by the lender or shared appreciation feature or profit participation feature, (b) provides for negative amortization, (c) provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or (d) has capitalized interest included in its principal balance.
49.Transfer Certificate: Each Transfer Certificate executed by Seller in blank (assuming the insertion of the date and an assignee’s name) will constitute the legal, valid and binding first priority assignment of the related Purchased Loan from Seller to such named assignee (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)).
For purposes of these representations and warranties, “Mortgagee” shall mean the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Purchased Loan or, if applicable, any agent or servicer on behalf of such party.